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                                                                    EXHIBIT 99.1
PROXY

                                   PROXY

                        NEWMONT MINING CORPORATION

                 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                MAY 5, 1997

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF NEWMONT

                            MINING CORPORATION

  Unless otherwise specified on the reverse side, the undersigned, a holder of record shares of common stock, par value $1.60 per share (the "Newmont Mining Common Stock"), of Newmont Mining Corporation ("Newmont Mining") at the close of business on March 26, 1997 (the "Record Date"), hereby appoints Joy E. Hansen, Wayne W. Murdy and Timothy J. Schmitt, and each or any of them, the proxy or proxies of the undersigned, each with full power of substitution, to attend the Annual Meeting (the "Annual Meeting") of Common Stockholders of Newmont Mining to be held on May 5, 1997 (and any adjournments or postponements thereof) at which the holders of the outstanding shares of Newmont Mining Common Stock on the Record Date will be voting (1) to elect the nominated directors, (2) to approve the amendment to Newmont Mining's Restated Certificate of Incorporation to increase the authorized number of shares of Newmont Mining Common Stock from 120,000,000 to 250,000,000 (the "Amendment") and (3) to approve the issuance of shares of Newmont Mining Common Stock (the "Share Issuance") to the stockholders of Santa Fe Pacific Gold Corporation ("Santa Fe") pursuant to the Agreement and Plan of Merger, dated as of March 10, 1997 (the "Merger Agreement"), among Newmont Mining, Midtown Two Corp., a wholly owned subsidiary of Newmont Mining, and Santa Fe, and to vote as specified in this Proxy all the Newmont Mining Common Stock which the undersigned would otherwise be entitled to vote if personally present. The undersigned hereby revokes any previous proxies with respect to the matters covered in this Proxy. Pursuant to the Merger Agreement, among other things,
(i) Midtown Two Corp. will be merged with and into Santa Fe (the "Merger") and Santa Fe will become a wholly owned subsidiary of Newmont Mining, and (ii) each outstanding share of Santa Fe common stock, par value $0.01 per share, will be converted into the right to receive 0.43 of a share of Newmont Mining Common Stock. Approval of the Amendment is a condition to the Share Issuance.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL OF THE DIRECTOR NOMINEES, FOR APPROVAL OF THE AMENDMENT AND FOR APPROVAL OF THE SHARE ISSUANCE.

  (IF RETURNED CARDS ARE SIGNED AND DATED BUT NOT MARKED, THE UNDERSIGNED WILL BE DEEMED TO HAVE VOTED FOR ALL OF THE DIRECTOR NOMINEES, FOR THE APPROVAL OF THE AMENDMENT AND FOR THE APPROVAL OF THE SHARE ISSUANCE.)

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                              FOLD AND DETACH HERE
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                                                               EXHIBIT 99.1
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                                                                    Please mark
                                                               [X]  your votes
                                                                    as indicated

1. To elect the nominated directors.

NOMINEES: R.I.J. Agnew, J.P. Bolduc, R.C. Cambre, J.P. Flannery, L.I. Higdon, Jr., T.A. Holmes, R.A. Plumbridge, M.A. Qureshi, M.K. Reilly and W.I.M. Turner, Jr.

    FOR              WITHHELD           FOR ALL
    ALL              FOR ALL            EXCEPT
    [  ]               [  ]             [   ]



FOR ALL EXCEPT NOMINEES WRITTEN IN THE SPACE PROVIDED BELOW.


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2. Approval of the Amendment.

    FOR              AGAINST          ABSTAIN
    [  ]               [  ]             [   ]



3. Approval of the Share Issuance.

    FOR              AGAINST          ABSTAIN
    [  ]               [  ]             [   ]

By execution of this Proxy, the undersigned hereby authorizes such proxies or their substitutes to vote in their discretion on such other business as may properly come before the Annual Meeting.

Proxies can only be given by Newmont Mining stockholders of record on the Rec-ord Date. Please sign your name below exactly as it appears on your stock cer-tificate(s) on the Record Date or on the label affixed hereto. When Newmont Mining Common Stock is held of record by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stock-holders and of the Joint Proxy Statement/Prospectus.


Signature (Title, if any)_________________ Signature if held jointly__________ Dated ____________________________, 1997


IMPORTANT: PLEASE VOTE, DATE AND SIGN YOUR PROXY AND RETURN IT IN THE ENVELOPE PROVIDED.

                                FOLD AND DETACH HERE